SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

SRKP 16, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53018 Commission File Number	20-8057585 (I.R.S. Employer Identification Number)

4737 North Ocean Drive, Suite 207

Lauderdale by the Sea, FL 33308

(Address of principal executive offices)

(310) 203-2902

(Issuer’s Telephone Number)

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective July 18, 2011, SRKP 16, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Reorganization (“Agreement”), between the Company and Arrogene NanoTechnology, Inc., a California corporation (“Arrogene”), pursuant to which, if consummated, the Company would acquire 100% of the issued and outstanding shares of common stock of Arrogene in exchange for shares of common stock of the Company.  If consummated, the transaction will result in a change of control of the Company.

Consummation of the acquisition is subject to the satisfaction of numerous conditions, including the completion of an audit of the financial statement of the acquired companies, complete and satisfactory due diligence, the consummation of a private offering of securities by the Company, completion of the acquisition of an IP license by Arrogene, and other conditions customary in transactions of this nature.  No prediction has been made as to when the transaction can or will be consummated.

 A copy of the Agreement is filed herewith as Exhibit 99.1

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Agreement and Plan of Reorganization dated July 18, 2011

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRKP 16, Inc.
Date: _October 25, 2011	By: _/s/ Richard A. Rappaport_______ Richard A. Rappaport, President

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